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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
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
                                                                                  PERCENT OF          STATE OF
             PARENT                           SUBSIDIARY OR ORGANIZATION          OWNERSHIP        INCORPORATION
First Robinson Financial Corporation       First Robinson Savings Bank, N.A.         100%              Federal
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